Exhibit 10.14

ASSET PURCHASE AGREEMENT

B E T W E E N:

HOSTOPIA.COM INC., a corporation incorporated under the laws of Delaware

(hereinafter called the “Purchaser”)

OF THE FIRST PART

- and –

GEEKSFORLESS INC., a corporation incorporated under the laws of Ontario

(hereinafter called the “Vendor”)

OF THE SECOND PART

- and –

IGOR NIKOLAICHUK, a Canadian citizen residing in 3 Galina Petrova Street Suite 128, Nikolaev, Ukraine (hereinafter called “Igor”)

OF THE THIRD PART

WHEREAS the Vendor is a creator of website templates and media content, and the Vendor and Purchaser had entered into the Website Template License Agreement (as defined below), which granted rights to the website templates to both the Vendor and Purchaser;

AND WHEREAS the Purchaser wishes to purchase from the Vendor, and the Vendor wishes to sell, all of the website templates used by the Business (as defined below), including without limitation the website templates licensed to the Purchaser by the Vendor in the Website Template License Agreement

AND WHEREAS the Vendor has agreed to indemnify the Purchaser from and against any and all claims, actions, damages or liabilities arising from the sale of the Purchased Assets (as hereinafter defined) or breach of any term of this agreement by the Vendor.

NOW THEREFORE, the Purchaser agrees to purchase from the Vendor, and the Vendor agrees to sell to the Purchaser, the Purchased Assets on the following terms and conditions:

1.	Defined Terms

- 2

In this Agreement and in the schedules hereto the following terms and expressions will have the following meanings:

(a)	“Benefit Plans” has the meaning ascribed thereto in Section 10(t);
(b)	“Business” means the website template business carried on by the Vendor under various trade names and at various websites, whereby the Vendor licenses the Templates to third parties;
(c)	“Closing Date” has the meaning ascribed thereto in Section 9;
(d)	“Contractors” means the Ukrainian contractors that are contracted by the Vendor to create web site templates, which were resold to the Purchaser by the Vendor.
(e)	“Domain Names” means the domain names owned or controlled by the Vendor or Igor essential to the operation of the Business as more fully described in Schedule A;
(f)	“Employees” means any employee or contractor of the Vendor;
(g)

“Encumbrances” means all mortgages, charges, pledges, security interests, liens, encumbrances, actions, claims, demands and equities of any nature whatsoever or howsoever arising and any rights or privileges capable of becoming any of the foregoing;

(h)	“Excluded Assets” has the meaning ascribed thereto in Section 3;
(i)

“Governmental Charges” means all taxes, customs duties, rates, levies, assessments, reassessments and other charges, together with all penalties, interest and fines with respect thereto, payable to any federal, provincial, municipal, local or other government or governmental agency, authority, board, bureau or commission, domestic or foreign;

(j)

“Images and Media” means all still photographs, digital images, cartoons, drawings, video, graphics, text, sound, Flash applications, original work or images in any media or form, essential to the Business, including without limitation the 7,500 digital images, and all Intellectual Property incorporated therein as described in Schedule A.

(k)

“Intellectual Property” shall mean all intellectual property that Vendor owns or uses with respect to the Business including, but not limited to all, (i) trademarks, trade names, service marks, product labels, telephone numbers, graphics and logos, and other trade designations, including common-law rights, goodwill, registrations and applications therefor; (ii) copyrights currently owned, in whole or in part, by Vendor, including, the right to create derivative works thereof and common-law rights, registrations and applications therefor (ii) patents currently owned, in whole or in part, by Vendor, including, registrations and applications

- 3

therefor (iii) trade secrets, schematics, technology, know-how, and (iv) Software, and all licenses, royalties, assignments and other similar agreements relating to the foregoing to which Vendor is a party, as described in Schedule A;

(l)	“Interim Period” has the meaning ascribed thereto in Section 11;
(m)	“Purchased Assets” has the meaning ascribed thereto in Section 2 of this Agreement;
(n)	“Purchase Price” has the meaning ascribed thereto in Section 4.
(o)

“Software” means all computer software programs, applications, tools, libraries, interfaces and APIs, in source code, object code and other forms owned or licensed by Vendor and employed in the Business.

(p)

“Template Rover Websites and System” means the look and feel of the websites located at the Domain Names, including without limitation the sales and provisioning software used by the Business, and all Intellectual Property incorporated therein, as described in Schedule A.

(q)

“Website Templates” means all website templates created by or for the Vendor, including without limitation the website templates created in accordance with the Website Template License Agreement and 1,597 additional web site templates, and all Intellectual Property that is incorporated therein, as described in Schedule A.

(r)	“Website Template License Agreement” means the Template Purchase Agreement entered into by the Vendor and the Purchaser on February 1, 2005.
2.	Purchased Assets

The Purchaser shall receive all right, title, and interest in, and to, the following assets (collectively, the “Purchased Assets”), upon the Closing:

(a)	The Website Templates;
(b)	The Template Rover Websites and System;
(c)	The Images and Media;
(d)	The Domain Names;
(e)	The Intellectual Property;
(f)	The Vendor’s goodwill in connection with the Business, together with the exclusive right of the Purchaser to hold itself out as carrying on the Business in succession to the Vendor;

- 4

(g)	Any marketing intelligence or strategies relating to the Business; and
(h)	All of the Vendor’s contractual rights and obligations relating to the Business which the Purchaser agrees to assume.
3.	Excluded Assets

Any other assets not specified herein shall be excluded (the “Excluded Assets”) including, without limitation, the following assets:

(a)	The Vendor’s computer programming contractor for hire business;
(b)	The Vendor’s furniture, fixtures, equipment leases, computer equipment and telephone systems; and
(c)	real property leases or other rights granted to the Vendor by its landlord with respect to use and occupation of any leased premises.
4.	Purchase Price

The purchase price (“Purchase Price”) for the Purchased Assets shall be an amount equal to CDN$247,000, plus GST payable to the Vendor by Purchaser’s company cheque, at the time of Closing, or as otherwise mutually agreed by the parties. The Vendor and Purchase agree that the Purchase Price is allocated in accordance with the following:

(a) The Website Templates;	$240,000.00
(b) The Template Rover Websites and System;	$1,000.00
(c) The Images and Media;	$1,000.00
(d) The Domain Names;	$1,000.00
(e) The Intellectual Property;	$1,000.00
(f) The Vendor’s goodwill in connection with the Business, together with the exclusive right of the Purchaser to hold itself out as carrying on the Business in succession to the Vendor;	$1,000.00
(g) Any marketing intelligence or strategies relating to the Business; and	$1,000.00
(h) All of the Vendor’s contractual rights and obligations relating to the	$1,000.00

- 5

Business which the Purchaser agrees to assume.

5.	Purchase Price Set-Off

The Purchaser shall deduct from the Purchase Price Any amount owing to the Purchaser by the Vendor prior to or following the Closing Date.

6.	Liabilities

The Vendor shall be responsible for all expenses and liabilities incurred inthe running of the Business up to the Closing Date, and the Purchaser shall not be responsible for assuming any liabilities.

7.	Non-Competition/Non-Solicitation

The Vendor and Igor agree that they will not during the five (5) year period following the Closing Date, directly or indirectly:

(a)	Be engaged in any business or undertaking which is competitive with the Business;
(b)	Solicit any of the Purchaser’s employees;
(c)	Solicit the customers or clients of the Business and the Purchaser; or
(d)	Attempt to sell, or sell, directly or indirectly, any services in competition with the services of the Business hereunder;

unless approved by the Purchaser, in writing in advance which approval may be arbitrarily withheld. For the purposes of this Agreement “Solicit” means to contact for any purpose, directly or indirectly.

8.	Conditions Precedent to Closing

The closing of this transaction (“Closing”) is subject to the following conditions precedent in favour of the Purchaser, which conditions may be waived by the Purchaser in its sole discretion:

(a)	The Board of Directors of the Purchaser approving the purchase of the Business by the Purchaser from the Vendor;
(b)	The Vendor shall have delivered a copy of a resolution of the shareholders and Board of Directors of the Vendor approving the purchase of the Business by the Purchaser from the Vendor;

- 6

(c)

The Vendor shall have entered into an agreement with the Purchaser to assign the Website Template License Agreement, whereby all rights of the Vendor shall be sold, assigned and transferred to Purchaser;

(d)	The Contractors shall have entered into the agreement attached hereto as Schedule B with regard to additional website templates;
(e)

Igor shall have entered into an agreement with the Purchaser to act as an independent contractor, for total consideration of $1.00, during the 90 day period following the Closing Date, to assist with the Purchaser with regard to its reasonable requests related to the Business. The agreement shall be in a form prepared by Purchaser and shall contain such terms and conditions as the Purchaser deems appropriate, acting reasonably;

(f)	Search results of the public records of Ontario confirming the absence of security interests, judgments, tax liens and bankruptcy proceedings which affect or could affect the Purchased Assets;
(g)

All requisite governmental and regulatory approvals of, exemptions from and consents required to consummate this Agreement shall have been obtained and all waiting periods prescribed by law shall have expired;

(h)	The Vendor shall have obtained all consents and approvals to the transfer of any contracts, licenses and other instruments being transferred which the Purchaser considers material to the Business;
(i)	All right, title, interest in, and to, the Purchased Assets shall have been sold, assigned and transferred to the Purchaser free and clear of all Encumbrances;
(j)	The Purchaser shall be satisfied with its due diligence investigations;
(k)	The Vendor shall have delivered all agreements or obligations forming part of the Purchased Assets;
(l)	The Vendor shall have delivered all records of the Business and all of the schedules attached hereto, shall have been completed and updated, to the Purchaser’s satisfaction;
(m)

An officer’s certificate shall be signed and delivered to the Purchaser with respect to the veracity and accuracy of the representations and warranties as at the Closing Date in a form satisfactory to the Purchaser; and

(n)	Closing certificates, a bill of sale and other usual closing documentation shall have been delivered.
9.	Closing

- 7

The parties intend that the Closing will occur on June 1, 2007 (the “Closing Date”) or another date mutually satisfactory to both Purchaser and Vendor after the fulfilment of all of the aforesaid conditions precedent, which date shall be no more than ten (10) days after the fulfilment of the last of the aforesaid conditions precedent.

10.	Representations and Warranties

Each of the Vendor and Igor hereby jointly and severally represents and warrants to the Purchaser (which representations and warranties shall survive for a period that begins on the date this Agreement is signed and ends three (3) years following the Closing Date), as follows, and confirms that the Purchaser is relying upon the accuracy of each of such representations and warranties in connection with the purchase of the Purchased Assets and the completion of the other transactions contemplated hereunder:

(a)

Corporate Authority and Binding Obligation. The Vendor has good right, full corporate power and absolute authority to enter into this Agreement and to sell, assign and transfer the Purchased Assets to the Purchaser in the manner contemplated herein and to perform all of the Vendor’s obligations under this Agreement. The Vendor and its respective shareholders and board of directors have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into, and the execution, delivery and performance of, this Agreement and the sale and transfer of the Purchased Assets by the Vendor to the Purchaser. This Agreement is a legal, valid and binding obligation of the Vendor, enforceable against each of the Vendor and Igor in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors' rights generally, and (ii) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court.

(b)

No Other Purchase Agreements. No person or entity has any agreement, option, understanding or commitment, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment, for the purchase or other acquisition from the Vendor of any of the Purchased Assets, or any rights or interest therein.

(c)

Contractual and Regulatory Approvals. The Vendor is not under any material obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licences, certifications, authorizations or approvals of, or notifications to, any federal, provincial, municipal or local government or governmental agency, board, commission or authority are required to be obtained by the Vendor:

(i)	in connection with the execution, delivery or performance by the Vendor of this Agreement or the completion of any of the transactions contemplated herein;

- 8

(ii)	to avoid the loss of any material permit, licence, certification or other authorization relating to the Business; or
(iii)

in order that the authority of the Purchaser to carry on the Business in all material respects in the ordinary course and in the same manner as presently conducted remains in good standing and in full force and effect as of and following the closing of the transactions contemplated hereunder.

(d)	Status and Governmental Licences
(i)

The Vendor is a corporation duly incorporated and validly subsisting in all respects under the laws of its jurisdiction of incorporation. The Vendor has all necessary corporate power to own its properties and to carry on its business as it is now being conducted.

(ii)	The Vendor holds all necessary licences, registrations and qualifications to carry on the Business in each jurisdiction in which:
(A)	it owns any of the Purchased Assets; or
(B)

the nature or conduct of the Business or any part thereof, or the nature of the Purchased Assets or any part thereof, makes such qualification necessary to enable the Business to be carried on as now conducted or to enable the Purchased Assets to be owned and operated.

(e)

Compliance with Constating Documents, Agreements and Laws. The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein, will not constitute or result in a violation, breach or default, under:

(i)	any term or provision of any of the articles, by-laws or other constating documents of the Vendor; or
(ii)	the terms of any indenture, agreement (written or oral), instrument or understanding or other obligation or restriction to which the Vendor is a party or by which it is bound.

(f)	Financial Records. All material financial transactions of the Business have been recorded in the information provided to the Purchaser in accordance with good business practice and such information:
(i)	accurately reflects, in all material respects, the basis for the financial condition and the revenues, expenses and results of operations of the Business; and

- 9

(ii)	together with all disclosures made in this Agreement or in the schedules hereto, present fairly, in all material respects, revenues and expenses of the Business as of and to the date hereof.

No information, records or systems pertaining to the operation or administration of the Business are in the possession of, recorded, stored, maintained by or otherwise dependent upon any other person.

(g)

All Material Liabilities. There are no liabilities (contingent or otherwise) of the Vendor of any kind whatsoever in respect of which the Purchaser may become liable on or after the consummation of the transactions contemplated by this Agreement.

(h)	Absence of Certain Changes or Events. Since April 1, 2007 the Vendor has:
(i)	operated the Business only in the ordinary course thereof, consistent with past practices;
(ii)	not created any Encumbrance upon any of the Purchased Assets;
(iii)	not made any material change in the method of billing customers or the credit terms made available by the Business to customers;
(iv)	not made any material change with respect to any method of management, operation or accounting in respect of the Business;
(v)	not suffered any damage, destruction or loss (whether or not covered by insurance) relating to the Business which has materially adversely affected or could materially adversely affect the Business;
(vi)	not entered into or amended any material agreement relating to the Business;
(vii)	not suffered any extraordinary loss relating to the Business;
(viii)

not made or incurred any material change in, or become aware of any event or condition which is likely to result in a material change in, the Business or its relationships with its customers, suppliers or Employees; or

(ix)	not authorized, agreed or otherwise become committed to do any of the foregoing.
(i)

Tax Matters. The Vendor has paid all Governmental Charges which are due and payable by it on or before the date hereof. There are no actions, suits, proceedings, investigations, enquiries or claims now pending or made or threatened against the Vendor in respect of Governmental Charges. The Vendor has withheld from each amount paid or credited to any person or entity the

- 10

amount of Governmental Charges required to be withheld therefrom and has remitted such Governmental Charges to the proper tax or other receiving authorities within the time required under applicable legislation.

(j)

Litigation. There are no actions, suits or proceedings, judicial or administrative (whether or not purportedly on behalf of the Vendor) threatened or pending against, or, by or against or affecting the Vendor which relate to the Business, at law or in equity, or before or by any court or any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

(k)	Leased Premises. There are no leases or agreements to lease under which the Vendor leases real property relating solely to the Business.
(l)

Title to Assets. The Vendor is the owner of and has good and marketable title to all of the Purchased Assets, free and clear of Encumbrances. No other person owns or has any Encumbrance against any assets which are being used in the Business.

(m)	Website Templates, Template Rover Websites and System, Images and Media, Domain Names and Intellectual Property;
(i)	Schedule A lists and contains a description of the
(A)	Website Templates;
(B)	Template Rover Websites and System;
(C)	Images and Media;
(D)	Domain Names; and
(E)	Intellectual Property;
(ii)

No royalty or other fee is required to be paid by the Vendor to any other person in respect of the use of any of the Website Templates, Template Rover Websites and System, Images and Media, Domain Names and Intellectual Property.

(iii)

The conduct of the Business and the use of the Website Templates, Template Rover Websites and System, Images and Media, Domain Names and Intellectual Property does not infringe, and the Vendor has not received any notice, complaint, threat or claim alleging infringement of, any patent, trade mark, trade name, copyright, industrial design, trade secret or propriety right of any other person or entity, and the conduct of the Business does not include any activity which may constitute passing off.

- 11

(n)

Partnerships or Joint Ventures. The Vendor is not, in relation to any part of the Business, a partner or participant in any partnership, joint venture, profit-sharing arrangement or other association of any kind and is not party to any agreement under which the Vendor agrees to carry on any part of the Business in such manner or by which the Vendor agrees to share any revenue or profit of the Business with any other person or entity.

(o)

Restrictions on Doing Business. The Vendor is not subject to any judgment, order or requirement of any court or governmental authority which is not of general application to persons carrying on a business similar to the Business.

(p)	Outstanding Agreements. The Vendor is not a party to or bound by any outstanding or executory agreement, contract or commitment, whether written or oral, relating to the Business;
(q)

Good Standing of Agreements. The Vendor is not in material default or breach of any of its obligations under any one or more of the agreements or obligations forming part of the Purchased Assets, and there exists no state of facts which, after notice or lapse of time or both, would constitute such a default or breach. All of the agreements or obligations forming part of the Purchased Assets, are now in good standing and in full force and effect without amendment thereto, the Vendor is entitled to all benefits thereunder and the other parties to such contracts, agreements, commitments, indentures and other instruments are not in default or breach of any of their material obligations thereunder. There are no contracts, agreements, commitments, indentures or other instruments relating to the Business under which the Vendor’s rights or the performance of its respective obligations are dependent upon or supported by the guarantee of or any security provided by any other person.

(r)

Employment Agreements. The Vendor is not a party to any written or oral employment, service or consulting agreement relating to any Employees, having any special arrangements or commitments with respect to the continuation of employment or payment of any particular amount upon termination of employment.

(s)	Labour Matters and Employment Standards.
(i)

The Vendor is not subject to any agreement with any labour union or employee association with respect to the Employees, has not made any commitment to or conducted negotiations with any labour union or employee association with respect to any future agreement with respect to the Employees and there is no current attempt to organize, certify or establish any labour union or employee association, in relation to any of the Employees.

- 12

(ii)	There are no existing or, threatened, labour strikes or labour disputes, grievances, controversies or other labour troubles affecting the Business.
(iii)

The Vendor has complied in all material respects with all applicable laws, rules, regulations and orders relating to employment in the Business, including those relating to wages, hours, occupational health and safety, workers' hazardous materials, employment standards, pay equity and workers' compensation. There are no outstanding charges or complaints against the Vendor relating to unfair labour practices or discrimination under any legislation relating to Employees. The Vendor has paid in full all amounts owing under the Workers' Compensation Act, R.S.O. 1990, C. W.11 (Ontario) or comparable provincial legislation, and the workers' compensation claims experience of the Vendor would not permit a penalty reassessment under such legislation.

(t)	Employee Benefit and Pension Plans.
(i)

The Vendor does not have, and is not subject to any present or future obligation or liability under, any pension plan, deferred compensation plan, retirement income plan, stock option or stock purchase plan, profit sharing plan, bonus plan or policy, employee group insurance plan, hospitalization plan, disability plan or other employee benefit plan, program, policy or practice, formal or informal, with respect to any of the Employees, other than the Canada Pension Plan, R.S.C. 1985, c. C-8, and the Health Insurance Act, R.S.O. 1990, c. H.6 (Ontario) and other similar health plans established pursuant to statute (collectively, “Benefit Plans”). Complete and correct copies of all documentation establishing or relating to any Benefit Plans or, where such Benefit Plans are oral commitments, written summaries of the terms thereof, have been provided to the Purchaser.

(ii)	The Vendor does not have any existing pension plans in respect of the Employees, and is under no obligation to provide or establish any pension plans or benefits to any of the Employees.
(iii)

There are no pending claims by any Employee or by any other person which allege a breach of fiduciary duties or violation of governing law or which may result in liability to the employer and there is no basis for such a claim.

(u)

Compliance with Laws. In relation to the Business, the Vendor is not in violation in any material respect of any federal, provincial or other law, regulation or order of any government or governmental or regulatory authority, domestic or foreign.

(v)	Complete Conveyance. The assets included in the Purchased Assets constitute all of the material assets of the Vendor used in carrying on the Business. The

- 13

Purchased Assets include all rights, properties, interests, assets (both tangible and intangible) and agreements necessary to enable the Purchaser to carry on the Business in the same manner and to the same extent as it has been carried on by the Vendor prior to the date hereof.

(w)	Vendor’s Residency. The Vendor is not a non-resident of Canada within the meaning of the Income Tax Act, S.C. 1970-71-72, c. 63 (Canada).
(x)

The terms of the form of agreement set out in Schedule B, contain the same or better terms and conditions that the Vendor enjoyed with the Contractors, including without limitation fees payable for each web site template.

(y)	The Vendor and Igor have not received, and shall not receive, any remuneration from the Contractors with regard to the creation of web site templates for the Purchaser.
(z)

Copies of Documents. Complete and correct copies (including all amendments) of all contracts, leases and other documents referred to in this Agreement or any schedule hereto or required to be disclosed hereby have been delivered to the Purchaser.

(aa)

The Vendor shall ensure that all trade creditors of the Vendor, as defined in the Bulk Sales Act, R.S.O. 1990, B. 14, and amendments thereto, shall be satisfied without any claim against the Purchaser.

11.	Covenants

Each of the Vendor and Igor jointly and severally covenants to the Purchaser that he or it will do or cause to be done the following during the period beginning on the date this Agreement was signed and ending on the Closing Date (“Interim Period”):

(a)

Investigation of Business and Examination of Documents. The Vendor will provide access to and will permit the Purchaser, through its representatives, to make such investigation of the operations, properties, assets and records of the Business and of its financial and legal condition as the Purchaser deems necessary or advisable to familiarize itself with such operations, properties, assets, records and other matters and to facilitate the transfer of the Purchased Assets. Such investigations and inspections shall not mitigate or affect the representations and warranties of the Vendors hereunder, which shall continue in full force and effect.

(b)	Conduct of Business. Except as contemplated by this Agreement or with the prior written consent of the Purchaser, the Vendor or Igor will:
(i)	promptly advise the Purchaser of any facts that come to their attention which would cause any of the Vendor’s representations and warranties herein contained to be untrue in any respect;

- 14

(ii)	promptly advise the Purchaser in writing of any material adverse change in the Business;
(iii)	not create, incur or assume any Encumbrance upon, or dispose of, any of the Purchased Assets;
(iv)	not terminate or waive any right of value of the Business;
(v)	not enter into or amend any material agreement relating to the Business; and
(vi)

not increase, in any manner, the compensation or employee benefits of any of the employees of the Business, or pay or agree to pay to any of them any pension, severance or termination amount or other employee benefit not required by the Benefit Plans or the Employment Standards Act, RSO 1990, c. E.14.

(c)

Transfer of Purchased Assets. On or before the Closing Date, the Vendors will cause all necessary steps and corporate proceedings to be taken in order to permit the Purchased Assets to be duly and properly transferred to the Purchaser.

(d)

General Conveyance. On the Closing Date, the Vendor will deliver to the Purchaser good and marketable title to and exclusive possession of the Purchased Assets, free and clear of any and all Encumbrances. On the Closing Date, the Vendor will execute and deliver to the Purchaser one or more forms of general conveyance or bills of sale in respect of the assignment, conveyance, transfer and delivery of the Purchased Assets to the Purchaser in form acceptable to the Purchaser.

(e)

Retail Sales Tax. The Vendor shall deliver to the Purchaser a duplicate copy of a certificate issued pursuant to s.6 of the Retail Sales Tax Act, R.S.O. 1990, c. R. 31, (Ontario) or evidence satisfactory to the Purchaser that all retail sales taxes required to be paid by the Vendor have been paid, no later than two weeks following the Closing Date.

(f)

Transfer of Agreements. On the Closing Date, the Vendor will deliver to the Purchaser consents to the assignment of any contract under which consent is required executed by all persons whose consent is required in form acceptable to the Purchaser; and

(g)

Exclusivity. The Vendor agrees that, notwithstanding the earlier termination of this agreement, prior to Closing it will not, directly or through its representatives or agents, solicit any offer, entertain any offer or otherwise discuss or deal with any party other than the Purchaser with respect to any competing transaction, the sale of the Vendor’s assets or the sale of the shares of the Vendor.

- 15

12.	Indemnities

The Vendor will indemnify the Purchaser from and against, all obligations, damages, commitments and liabilities of, and claims against, the Purchaser arising from the transactions contemplated herein or breach of any of the terms of this Agreement by the Vendor or Igor. Without limiting the generality of the foregoing, it is agreed that the Purchaser will have no liability for any of the following:

(a)	all liabilities in respect of all indebtedness of the Vendor to all persons;

(b)	all liability claims relating to any agreements relating to the Business and incurred prior to the Closing Date;

(c)	all liability claims relating to any service performed prior to the Closing Date;

(d)

all liabilities for all taxes, duties, levies, assessments and other such charges, including any penalties, interests and fines with respect thereto, payable by the Vendor to any federal, provincial, municipal or other government or governmental agency, authority, board, bureau or commission, domestic or foreign, including, without limitation, any taxes in respect of the Retail Sales Tax Act, R.S.O. 1990, c. R. 31, (Ontario) or any taxes in respect of or measured by the sale, consumption or performance by the Vendors of any product or service prior to the Closing Date and any tax pursuant to the Employer Health Tax Act, R.S.O. 1990, c. E. 11 (Ontario) or any similar legislation in respect of all remuneration payable to all persons employed in the Business prior to the Closing Date;

(e)

any and all claims of unsecured trade creditors or secured trade creditors of the Vendor existing at the time of the Closing Date or any action or proceeding to set aside the sale of the Purchased Assets or to have the sale declared void for non-compliance with the Bulk Sales Act, RSO 1990, c. B.14;

(f)

all liabilities for salary, bonus, vacation pay and other compensation and all liabilities under Benefit Plans of the Vendor relating to employment of all persons in the Business prior to the Closing Date;

(g)	all liabilities for claims for injury, disability, death or workers' compensation arising from or related to employment in the Business prior to the Closing Date; and

(h)	all severance payments, damages for wrongful dismissal and all related costs in respect of the termination by the Vendor of the employment of any Employee.

- l6

13.	Confidentiality

Each of the Vendor and the Purchaser, and our respective servants and professional advisers, are to keep confidential the terms of this Agreement, and the books and records of the Vendor. This agreement of confidentiality shall remain binding on the aforesaid parties, whether or not this transaction is consummated. Each party shall be responsible for its own professional fees and other expenses arising in connection with this Agreement, any approvals, consents or investigations in connection herewith, and the negotiation and completion of this transaction.

14.	Termination of this Agreement
(a)	This Agreement shall be at an end if any of the conditions precedent listed in Section 8 are not completed, unless waived by the Purchaser in its sole discretion, on or before June 1, 2007.
(b)	In the event of termination of this Agreement, the confidentiality obligations set out in Section 13 hereof shall continue to be binding on the parties hereto.
15.	Entire Agreement

This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, understandings or agreements between the parties relating to the subject matter hereof.

16.	Amendments

No amendment to, or change or discharge of, any provision of this Agreement shall be valid unless in writing and signed by authorized representatives of each party.

17.	Legal Advice

The Vendor’s duly authorized representatives and Igor hereby acknowledge that (i) they have reviewed and fully understand the terms and binding effect of this Agreement, (ii) they accept the terms herein voluntarily and without duress or compulsion, and (iii) each has been advised of the right to obtain independent legal and other advice in connection with the execution of this Agreement, and has either obtained or hereby waives the obtaining of such advice.

18.	Waiver

No party will be deemed to have waived the exercise of any right that it holds under this Agreement unless such waiver is made in writing. No waiver made with respect to any instance involving the exercise of any such right will be deemed to be a waiver with respect to any other instance involving the exercise of the right or with respect to any other such right.

- 17

19.	Counterparts

This Agreement may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument. Any party delivering an executed counterpart by facsimile shall also deliver a manually executed counterpart of this Agreement.

20.	Severability

If any provision of this Agreement or the application of such provision to any party or person or circumstance shall be held illegal, invalid, or unenforceable, the remainder of this Agreement, or the application of such provision to a party or person or circumstance other than those as to which it is held illegal, invalid, or unenforceable shall not be affected thereby. Each provision of this Agreement is intended to be severable, and if any provision is illegal, invalid or unenforceable in any jurisdiction, this will not affect the legality, validity or enforceability of such provision in any other jurisdiction or the validity of the remainder of this Agreement.

21.	Currency

Except where otherwise expressly provided, all amounts in this Agreement are stated and will be paid in the lawful currency of Canada.

22.	Governing Law

This Agreement will be interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

- 18

IN WITNESS WHEREOF the parties hereto have signed this Agreement as of the 31st day of May, 2007.

HOSTOPIA.COM INC.
Per:
Paul Engels Chief Marketing Officer and Executive Vice President
Per:
Michael Mugan Chief Financial Officer and Secretary

GEEKSFORLESS INC.
Per:
Igor Nikolaichuk Chief Executive Officer

Witness:	Igor Nikolaichuk

SCHEDULE A
PURCHASED ASSETS

Website Templates

Attached CD ROM

Template Rover Websites and System

Attached CD ROM

Images and Media

Attached CD ROM

Domain Names

1. flashtemplatesdirect.com 3/23/2008	11. templateroverclub.com 2/16/2008
2. freetemplatesdirect.com 3/23/2008	12. templaterovereurope.com 5/30/2008
3. templateprocenter.com 2/20/2008	13. templaterovers.ca 4/12/2007
4. templateprocentrcom 2/20/2008	14. templaterovers.com 4/12/2007
5. templaterover.biz 8/4/2007	15. templatesrover.ca 4/12/2007
6. templaterover.ca 2/11/2008	16. templatesrover.com 4/12/2007
7. templaterover.co.uk 11/1/2008	17. templatesrovers.ca 4/12/2007
8. templaterover.com 8/5/2008	18. templatesrovers.com 4/12/2007
9. templaterover.net 8/5/2007	19. templaterover.ru 3/22/2008
10. templaterover.org 8/5/2007

Intellectual Property

i)	registered trademarks - NONE
ii)	trade names - “TEMPLATEROVER” and “TEMPLATE ROVER”
iii)	registered service marks - NONE
iv)	product labels
v)	telephone numbers - 1-888-442-3030
vi)	graphics and logos
vii)	other trade designations - NONE
viii)	registered copyrights - NONE
ix)	patent registrations and applications - NONE
x)	All trade secrets, schematics, technology, know-how
xi)	Software, and all licenses, royalties, assignments and other similar agreements -

SCHEDULE B

FORM OF AGREEMENT - TEMPLATES

[See attached]